Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

RPX CORPORATION, a Delaware corporation,

at

$10.50 NET PER SHARE

Pursuant to the Offer to Purchase dated May 21, 2018

by

RIPTIDE PURCHASER, INC., a Delaware corporation

and a wholly owned subsidiary of

RIPTIDE PARENT, LLC, a Delaware limited liability company

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE (1) MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON JUNE 18, 2018, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) to purchase all of the outstanding shares of common stock, $0.0001 par value (the “Company Shares”), of RPX Corporation, a Delaware corporation (the “Company”), at a purchase price per Company Share of $10.50, net to the holder thereof in cash, subject to reduction for any applicable withholding taxes, without interest, upon the terms and subject to the conditions of the Offer, if (i) certificates representing the Company Shares are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, email transmission or overnight courier to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By Mail:	By Overnight Courier:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

By Email Transmission:

For Eligible Institutions Only:

CANOTICEOFGUARANTEE@computershare.com

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA EMAIL TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution (as defined in the Offer to Purchase) that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Company Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Riptide Purchaser, Inc., a Delaware corporation (“Purchaser”), and a wholly owned subsidiary of Riptide Parent, LLC, a Delaware limited liability company (“Parent”), the above described shares of common stock, par value $0.0001 per share (“Company Shares”), of RPX Corporation, a Delaware corporation (the “Company”), at a purchase price per Company Share of $10.50 net to the holder thereof in cash, subject to reduction for any applicable withholding taxes in respect thereof, without interest (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 21, 2018 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in the Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as each may be amended or supplemented from time to time, the “Offer”), the number of Company Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Company Shares Tendered and Certificate No(s)

(if available)

Check here if Company Shares will be tendered by book entry transfer: ☐

Name of Tendering Institution:

DTC Account Number or Participant Number:

Transaction Code Number:

Dated:                     , 201

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip code)

Area Code and Telephone Number:
(Daytime telephone number)

Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Company Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Company Shares tendered hereby, in proper form for transfer, or a confirmation of a book entry transfer of such Company Shares into the Depositary’s account at the Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or email thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 3 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within two (2) NASDAQ trading days (as defined in the Offer to Purchase) after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Company Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:

(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED COMPANY SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED COMPANY SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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